UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2014

FIRST MARINER BANCORP

(Exact name of registrant as specified in charter)

Maryland	000-21815	52-1834860
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1501 S. Clinton Street, Baltimore, MD  21224

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (410) 342-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                            Entry into a Material Definitive Agreement.

Merger and Acquisition Agreement

On February 7, 2014, First Mariner Bancorp., a Maryland corporation (the “Company”), and First Mariner Bank, Maryland trust company and wholly owned subsidiary of the Company (the “Bank”), on the one hand, and RKJS Bank, a newly formed Maryland corporation (the “Purchaser”), on the other hand, entered into a Merger and Acquisition Agreement (the “Merger Agreement”).  Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, the Purchaser has agreed to purchase all of the issued and outstanding shares of common stock (the “Acquired Stock”) of the Bank, as well as certain other assets held in the name of the Company but used in the business of the Bank (together with Acquired Stock, the “Acquired Assets”), for a cash purchase price consisting of $4,775,000 million (the “Purchase Price”).  If the Bank’s Tier I Capital, calculated in accordance with Federal Deposit Insurance Corporation regulations but reduced for the cost of directors’ and officers’ liability insurance tail coverage, is less than $29 million, the Purchase Price will be reduced on a dollar-for-dollar basis for each dollar that such Tier 1 Capital is less than $29.0 million.  The acquisition of the Acquired Stock will be accomplished by the merger of the Purchaser with and into the Bank, with the Bank being the surviving entity (the “Merger”).  Upon completion of the Merger, the Purchaser has agreed to recapitalize the Bank with additional capital of between $85 million and $100 million, less the Purchase Price.  The Purchaser will purchase the Acquired Assets free and clear of all liens, claims and encumbrances and will assume no liabilities of the Company.

The Merger Agreement requires that the Company file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Maryland (the “Bankruptcy Court”).  The Merger Agreement also contains covenants of the Company and the Purchaser, including, among others, an agreement by the Company and the Purchaser to use their commercially reasonable best efforts to obtain the entry of an order of the Bankruptcy Court approving certain auction and sale procedures (the “Bidding Procedures Order”).

The Merger will be conducted under the provisions of Section 363 of the Bankruptcy Code and will be subject to receipt of higher and better bids at an auction (the “Auction”) that will be conducted in accordance with the bidding procedures approved by the Bankruptcy Court (the “Bidding Procedures”).  The Bidding Procedures provide that the Purchaser is the “stalking horse” bidder for the Acquired Assets at the Auction.  The Merger Agreement calls for the Company to pay a stalking-horse bidder fee in certain circumstances, including the Bankruptcy Court’s approval of the acquisition of the Acquired Assets by another bidder.  The amount of the stalking horse bidder fee is: (i) $1.0 million, of which $750,000 would be payable by the Bank, and $250,000 would be payable by the Company; and (ii) an expense reimbursement of all reasonable and documented fees and expenses incurred by the Purchaser and its investors in connection with the transactions contemplated by the Merger Agreement not to exceed $1,750,000.  The stalking horse bidder fee is subject to Bankruptcy Court approval.

The Company and the Purchaser have made customary representations, warranties and covenants in the Merger Agreement.

Consummation of the sale of the Acquired Assets is subject to customary closing conditions, including among other things, (i) the representations and warranties of the parties to the Merger Agreement being true and correct as of the closing; (ii) the Bankruptcy Court entering a final sale order relating to the Acquired Assets; and (iii) the Purchaser receiving the requisite regulatory approvals for the purchase of the Acquired Stock.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 1.1, which is incorporated herein by reference.  The Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company or the Bank.

Because the transaction is being consummated through a bankruptcy, the sale of the Acquired Assets (whether through the Merger or another transaction if the winning bidder is not the Purchaser) must be approved by the Bankruptcy Court.  On the date of the Bankruptcy Filing (as defined below), the Company filed a motion in the bankruptcy proceeding requesting the Bankruptcy Court’s approval of (a) the sale of the Acquired Assets (whether through the Merger or another transaction if the winning bidder is not the Purchaser) and (b) the Bidding Procedures that will govern such sale (the “Sale Motion”).

Debtor-in-Possession Credit Agreement

On February 10, 2014, the Company and the Purchaser entered into a Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”)  Pursuant to the terms and subject to the conditions set forth in the DIP Credit Agreement, the Purchaser agreed to provide a debtor-in-possession financing facility (the “DIP Financing Facility”) in an amount not to exceed $2.5 million to the Company.

The DIP Credit Agreement will provide a source of funds to the Company to satisfy customary obligations associated with the bankruptcy process.  The obligations under the DIP Financing Facility are secured by all assets of the Company, including without limitation a pledge of the stock of the Bank, which is the Company’s principal operating subsidiary.  All amounts outstanding under the DIP Financing Facility will become due and payable on the date that is four months from the first extension of credit under the DIP Financing Facility or, in certain circumstances, an earlier date (e.g., if another bidder is selected to purchase the Acquired Assets).

The Company and the Purchaser have made customary representations, warranties and covenants in the DIP Credit Agreement.

The Company’s ability to draw on any funds of the DIP Financing Facility is subject to customary closing conditions, including, among other things, the Bankruptcy Court entering an order approving the DIP Financing Facility.

The foregoing summary of the DIP Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the DIP Credit Agreement attached as Exhibit 1.2, which is incorporated herein by reference.  The DIP Credit Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company or the Bank.

The DIP Financing Facility (including the DIP Credit Agreement) is subject to approval by the Bankruptcy Court.  On the date of the Bankruptcy Filing, the Company filed a motion in the bankruptcy proceeding requesting the Bankruptcy Court’s approval of the DIP Financing Facility (the “DIP Financing Motion”).

Item 1.03.                            Bankruptcy or Receivership.

On February 10, 2014, the Company filed a voluntary petition (the “Bankruptcy Filing”) under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the District of Maryland, Baltimore Division, as required by the Merger Agreement discussed in Item 1.01 of this Current Report on Form 8-K.  A copy of the Company’s voluntary petition filed with the Bankruptcy Court is attached hereto as Exhibit 99.1.  This bankruptcy case is being administered in the Bankruptcy Court under the caption “In re: First Mariner Bancorp., Case No. 14-11952-DER.”  The Company will continue to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

For the avoidance of any doubt, the Company wishes to make clear that the Bank has NOT filed for bankruptcy, was not included as part of the Bankruptcy Filing and continues to operate its business in the normal course.  The Bankruptcy Filing does not and will not impact the operations of the Bank or affect its Federal Deposit Insurance Corporation insurance of deposit accounts, which continues to the fullest extent provided by law.

As discussed in Item 1.01, on the date of the Bankruptcy Filing, the Company filed the Sale Motion (seeking approval to sell the Acquired Assets) and the DIP Financing Motion (seeking approval to obtain financing from the Purchaser).  The first of the two hearings related to the Sale Motion, during which the bankruptcy court will consider the Bidding Procedures, is scheduled to take place on March 7, 2014.  A hearing to approve the DIP Financing Motion is scheduled for March 7, 2014.

Item 2.03.                            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 10, 2014, the Company entered into the DIP Credit Agreement.  The disclosures in Item 1.01 above regarding the DIP Credit Agreement are incorporated herein by reference.

Item 2.04.                            Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The Company failed to make quarterly interest payments on its subordinated debentures issued to Mariner Capital Trusts (“MCT”) III and VI, which became due on January 7, 2014.  In addition, the Company failed to make quarterly interest payments on its debentures issued to MCT V, which became due on January 8, 2014.  MCT III,

V and VI are referred to herein as the “Trusts.”  The Company has guaranteed each Trust’s obligations under these Notes.

Upon expiration of the applicable 30-day grace period on February 6, 2014, with respect to MCT III and VI and February 7 with respect to MCT V, these payment failures became defaults under the Indentures entered into by Trusts and certain financial institutions as trustees (the “Trustees”) and the related Guarantee Agreements between the Company and the Trustees.  Neither of MCT III or MCT VI nor the Company paid the delinquent interest amounts prior to or upon the expiration of the 30-day grace period on February 6, 2014, and neither MCT V nor the Company paid the delinquent interest amounts prior to or upon the expiration of the 30-day grace period on February 7, 2014.  As a result, the Trustees and holders of the outstanding trust preferred securities of the applicable Trusts have the right to accelerate all principal, accrued interest, and other obligations of the Trusts under the applicable Debentures and to demand payment of all such amounts from the Company under the related Guarantee Agreements. The total principal and accrued interest owed under the Debentures issued to the Trusts was approximately $60.6 as of February 7, 2014.  In addition, the Trusts and the Company are obligated to reimburse the trustees for all reasonable expenses, disbursements and advances in connection with the exercise of rights under the Indentures.

In addition, the Company’s Bankruptcy Filing, as discussed in Item 1.03 of this Current Report on Form 8-K, constitutes an event of default under (i) the Junior Subordinated Indenture dated December 10, 2002 relating to the Company’s $10.0 million of Junior Subordinated Debentures due 2032, (ii) the Indenture dated June 18, 2003 relating to the Company’s $14.5 million of Debentures due July 7, 2033, (iii) the Junior Subordinated Indenture dated August 18, 2003 relating to the Company’s $12.0 million of Debentures due 2033, (iv) the Indenture dated September 25, 2003 relating to the Company’s $10.0 million of Floating Rate Junior Subordinated Debt Securities due 2033, (v) the Indenture dated October 21, 2004 relating to the Company’s $10.0 million of Junior Subordinated Debt Securities due January 7, 2035 and (vi) the Indenture dated August 18, 2005 relating to the Company’s $5.0 million of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035.

Upon such event of default, the entire unpaid principal and accrued interest shall become immediately due and payable by notice to the Company in writing from either the trustees of such trusts or holders of not less than a majority, or 25%  in the case of MCT II and MCT IV, in aggregate principal amount of the outstanding Debentures.  The Company believes that, as a result of the Bankruptcy Filing, all creditors are subject to an automatic stay imposed by Section 362 of the Bankruptcy Code of any action to collect, assert, or recover a claim against the Company as a result of the Bankruptcy Filing.

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements or Certain Officers.

On February 7, 2014, the Bank entered into Amendments (the “Agreements”) to Retention and Success Bonus Agreements (the “Bonus Agreements”) with Mark A. Keidel, President, Chief Operating Officer and interim Chief Executive Officer of the Company and the Bank, and Paul B. Susie, Chief Financial Officer of the Company and the Bank (the “Employees”).  Under the Agreements, Mr. Keidel and Mr. Susie agreed, effective upon the closing of the Merger, to amend and restate their existing Bonus

Agreements to provide that each is entitled to receive additional retention bonus payments totaling $10,000 and $6,000, respectively, through the end of March, 2014, should such individual remain an employee of the Bank or be terminated by the Bank without “Just Cause” (as defined in the Bonus Agreement).  Effective upon the closing of the Merger, the Employees also resigned from employment with the Bank, effective December 31, 2014.  From the closing of the Merger through December 31, 2014, each Employee will continue to receive his base salary as currently in effect and will have such responsibilities as assigned to him from time to time by the Board of Directors of the Bank or management of the Bank upon reasonable advance notice.  The Employees further acknowledges that they are not entitled to any further payments of any kind pursuant to the Bonus Agreement after April 1, 2014 or prior to April 1, 2014 if the Employee is terminated by the Bank for Just Cause.  In addition, the Employees granted a general release to the Bank, its officers, directors, employees, representatives, agents, parents, affiliates, purchasers, assigns, and successors from any and all claims, causes of action and liabilities, known or unknown, whatsoever which the Employee now has, has had, or may have, in any way arising from or relating to any act, occurrence, or transaction before February 7, 2014, or to the Employee’s employment and separation from employment with the Bank.

Item 7.01.                            Regulation FD Disclosure.

Documents filed in connection with the Bankruptcy Case (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court’s Internet site, www.deb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856.  Additional information may also be found at the Company’s website at www.FMARrestructuring.com.  The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.

Item 8.01.                            Other Events.

On February 10, 2014, the Company announced in a press release (i) its entry into the Merger Agreement and related matters, and (ii) the Bankruptcy Filing.  For further information, see the full text of the press release issued, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Company has learned that on February 7, 2014, certain holders of $5.0 million of trust preferred securities issued by MCT III filed suit in the Unites States District Court for the Southern District of New York seeking payment of the $5.0 million principal amount due on their outstanding trust preferred securities plus costs and interest.  The Company believes that, as a result of the Bankruptcy Filing, this lawsuit is subject to an automatic stay imposed by Section 362 of the Bankruptcy Code of any action to collect, assert, or recover a claim against the Company as a result of the Bankruptcy Filing.

Item 9.01                               Financial Statements and Exhibits.

(d) Exhibits

10.1	Merger and Acquisition Agreement, dated as of February 7, 2014, by and among First Mariner Bancorp, First Mariner Bank and RKJS Bank

10.2	Debtor-in-Possession Credit Agreement, dated as of February 10, 2014, by and between First Mariner Bancorp and RKJS Bank

99.1	Voluntary Petition filed with the Bankruptcy Court

99.2	Press Release, dated February 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: February 12, 2014	/s/ Paul B. Susie
Paul B. Susie
Chief Financial Officer